UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2010

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on January 14, 2009, Gottschalks Inc. (the "Company") filed a voluntary petition (the "Chapter 11 Petition") for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (administered under Case No. 09-10157). The Company currently manages its properties and operates its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On April 20, 2010, the Company filed with the Bankruptcy Court its monthly operating report for the period February 28, 2010 to April 3, 2010 (the "March Monthly Operating Report").

The March Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

A complete copy of the March Monthly Operating Report is also publicly available on the Internet and may be accessed at http://pacer.psc.uscourts.gov or www.kccllc.net/gottschalks.

Cautionary Statement Regarding March Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the March Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The March Monthly Operating Report is limited in scope, covers limited periods of time, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The March Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustments and reconciliations. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the March Monthly Operating Report is complete. The March Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the March Monthly Operating Report should not be viewed as indicative of future results. The Company may amend or otherwise change the information contained in the March Monthly Operating Report at a future date.

Cautionary Statement Regarding Forward-Looking Statements

This current report and the exhibit attached hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements include the plans and objectives of management for future operations and the future economic performance of the Company that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, developments in the bankruptcy proceedings, the results of certain potential and on-going liquidation sales and other matters. The Company does not presently intend to update these statements and undertakes no duty to any person to effect any such update under any circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Monthly Operating Report for the period February 28, 2010 to April 3, 2010, filed with the United States Bankruptcy Court for the District of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

April 22, 2010	By: /s/ J. Gregory Ambro Name: J. Gregory Ambro Title: Executive Vice President and Chief Operating Officer

Exhibit No.	Description
99.1	Monthly Operating Report for the period February 28, 2010 to April 3, 2010, filed with the United States Bankruptcy Court for the District of Delaware. Also provided in PDF format as a courtesy.